Exhibit 21.1

SUBSIDIARIES OF INVESTORS REAL ESTATE TRUST

Name of Subsidiary	State of Incorporation or Organization

Applewood - IRET Properties, a Nebraska Limited Partnership	Nebraska
Applewood - IRET, Inc.	Nebraska
Dakota - IRET, Inc.	Texas
Dakota Hill Properties, a Texas Limited Partnership	Texas
DRF Omaha/NOH, LLC	Minnesota
EVI Billings, LLC	North Dakota
EVI Grand Cities, LLC	North Dakota
EVI Sioux Falls, LLC	North Dakota
Forest Park - IRET, Inc.	North Dakota
Forest Park Properties, a North Dakota Limited Partnership	North Dakota
France Medical LLC	Delaware
France Medical MM LLC	Delaware
Health Investors Business Trust	Delaware
IRET - BD, LLC	Minnesota
IRET - Brenwood, LLC	Minnesota
IRET - DMS, LLC	Minnesota
IRET - DTV, LLC	Minnesota
IRET - DTV Operating, LLC	Delaware
IRET - MR9, LLC	Delaware
IRET - MR9 Holding, LLC	Delaware
IRET - Oakmont, LLC	South Dakota
IRET - QR, LLC	Delaware
IRET - Quarry Ridge, LLC	Delaware
IRET - Ridge Oaks, LLC	Iowa
IRET Properties, a North Dakota Limited Partnership	North Dakota
IRET, Inc.	North Dakota
IRET - 1715 YDR, LLC	Minnesota
IRET - Candlelight, LLC	North Dakota
IRET - Golden Jack, L.L.C.	Delaware
IRET - Minot EV, LLC	North Dakota
IRET - Plymouth, LLC	Minnesota
IRET - 3900 Urbandale, LLC	Delaware
Meadow 2 - IRET, Inc.	North Dakota
Meadow 2 Properties, L.P.	North Dakota
MedPark - IRET, Inc.	North Dakota
Medpark Properties Limited Partnership	North Dakota
Mendota Office Holdings LLC	Minnesota
Mendota Office Three & Four LLC	Minnesota
Mendota Properties, LLC	Minnesota
Minnesota Medical Investors LLC	Delaware
Ridge Oaks, L.P.	Iowa
SMB MM LLC	Delaware
SMB Operating Company LLC	Delaware
Thomasbrook - IRET, Inc.	Nebraska
Thomasbrook Properties, a Nebraska Limited Partnership	Nebraska
West Stonehill - IRET, Inc.	Minnesota